Exhibit 99.1

Virtual Radiologic Corporation Reports Record Fourth Quarter and Full-Year 2007 Results

2007 Highlights

•                  Revenues from organic growth increased 41% to $22.9 million for the fourth quarter of 2007 and 59% to $86.2 million for the full year of 2007 over the prior year periods.

•                  Adjusted EBITDA(1) increased 233% to $4.0 million for the fourth quarter of 2007 and 198% to $16.1 million for the full year of 2007 over the prior year periods.

•                  Adjusted net income(2) increased 62% to $2.1 million for the fourth quarter of 2007 and 240% to $10.2 million for the full year of 2007 over the prior year periods.

•                  Pro-forma diluted earnings per share(3) increased 40% to $0.14 for the fourth quarter of 2007 and 208% to $0.74 for the full year of 2007 over the prior year periods.

•                  GAAP Net income was $1.3 million for both the fourth quarters of 2007 and 2006, and increased 762% to $3.5 million for the full year of 2007 over the prior year.

MINNEAPOLIS, Minn., Feb. 11, 2008 — Virtual Radiologic Corporation (NASDAQ: VRAD), a leading national provider of teleradiology services, today reported financial results for its fourth quarter and full year ended December 31, 2007.

Fourth Quarter Results

Total revenues increased 41% to $22.9 million for the quarter ended December 31, 2007, compared to $16.2 million for the quarter ended December 31, 2006. The increase in revenue over the fourth quarter of 2006 was entirely from organic growth and resulted primarily from a 21% increase in the number of hospitals and medical facilities served to 804 as of December 31, 2007, which represents approximately 13% of all hospitals in the United States. In addition, we experienced same-site volume growth(4) of 21% compared to the fourth quarter of 2006.

Adjusted EBITDA increased to $4.0 million for the quarter ended December 31, 2007, compared to $1.2 million for the quarter ended December 31, 2006. This increase resulted primarily from improved radiologist efficiency during 2007 brought about by continuing advancements in both our distributed network infrastructure and our radiologist support services. In addition, sales, general and administrative expenses as a percentage of revenue decreased to 38% for the fourth quarter of 2007 compared to 44% for the fourth quarter of 2006, resulting primarily from enhancements in our operating leverage.

Adjusted net income was $2.1 million for the quarter ended December 31, 2007, compared to $1.3 million for the quarter ended December 31, 2006, resulting in Pro-forma diluted earnings per share of $0.14 and $0.10, respectively.

GAAP Net income was $1.3 million for both the fourth quarters of 2007 and 2006.

Full Year Results

Total revenues increased 59% to $86.2 million for the year ended December 31, 2007, compared to $54.1 million for the year ended December 31, 2006. The increase in revenue over 2006 was entirely from organic growth and resulted primarily from a 21% increase in the number of hospitals and medical facilities served to 804 as of December 31, 2007, which represents approximately 13% of all hospitals in the United States. In addition, we experienced same-site volume growth of 18% compared to 2006 and 24% of our revenues were derived from higher priced final reads during 2007 compared to 19% in 2006.

Adjusted EBITDA increased to $16.1 million for the year ended December 31, 2007, compared to $5.4 million for the year ended December 31, 2006. This increase in Adjusted EBITDA resulted primarily from improved radiologist efficiency during 2007 brought about by continuing advancements in both our distributed network infrastructure and our radiologist support services. In addition, sales, general and administrative expenses as a percentage of revenue decreased to 36% for the year ended December 31, 2007 compared to 41% for the year ended December 31, 2006, resulting primarily from enhancements in our operating leverage.

Adjusted net income was $10.2 million for the year ended December 31, 2007, compared to $3.0 million for the same period in 2006, resulting in Pro-forma diluted earnings per share of $0.74 and $0.24, respectively.

GAAP Net income was $3.5 million for the year ended December 31, 2007, compared to a loss of $0.5 million for the same period in 2006.

Management Comments and Business Outlook

“2007 was a record year for Virtual Radiologic,” said Sean Casey, Virtual Radiologic’s Chairman and Chief Executive Officer. “We successfully completed our initial public offering and continued to demonstrate strong growth in revenue, same-site volume and profitability. We were particularly pleased with our ability to recruit and retain high-quality U.S.-based radiologists in a supply-constrained, competitive market. We believe our U.S.-based distributed model is not only an attractive recruiting tool, but it also positions us well to continue our expansion into the final reads market. We ended 2007 with $33 million of cash on our balance sheet and with significant investments in our technology platform already behind us. We believe Virtual Radiologic is well positioned for continued growth and profitability in 2008.”

Mark Marlow, Virtual Radiologic’s Chief Financial Officer went on to comment, “We anticipate that 2008 will be another exciting year for Virtual Radiologic, with continued revenue growth of 33% to 39%, resulting in an anticipated revenue range for 2008 of $115 million to $120 million and Adjusted EBITDA ranging from $25 million to $27 million a 55% to 68% increase over the full year of 2007. In addition, we anticipate Adjusted net income growth of 31% to 43%, resulting in an Adjusted net income range of $13.8 million to $15.1 million. We expect this will result in Adjusted diluted earnings per share ranging from $0.80 to $0.87 for 2008.”

Notes Regarding the Use of Non-GAAP Financial Measures

The Company records its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In addition, the Company is providing certain supplemental non-GAAP information which the Company believes to be important indicators of its financial performance. These financial measures are not financial measures under GAAP and the Company’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies. The Company uses the following non-GAAP financial measures:

•                 EBITDA – net income (loss) excluding the effects of income tax expense, interest expense (income), net, and depreciation and amortization;

•                 Adjusted EBITDA – net income (loss) excluding the effects of income tax expense, non-controlling interest, interest expense (income), net, depreciation and amortization and non-cash stock-based compensation expense;

•                 Adjusted net income – net income (loss) available to common stockholders excluding the effects of non-controlling interest, non-cash stock-based compensation, non-recurring financing charges, preferred cash dividends paid and Series A Cumulative Redeemable Convertible Preferred Stock accretion;

•                 Pro-forma diluted earnings per share – Adjusted net income divided by Pro-forma diluted shares outstanding;

•                 Pro-forma diluted shares outstanding – Diluted weighted average common shares outstanding plus the weighted average Series A Preferred Stock outstanding and common share equivalents; and

•                 Adjusted diluted earnings per share – Adjusted net income divided by diluted weighted average common shares outstanding.

The Company presents these non-GAAP financial measures because it believes that they are a useful indicator of its performance and on-going operations. The Company’s management also uses these non-GAAP financial measures in order to review and assess its operating performance and management team in connection with certain incentive programs and the preparation of its financial projections. In addition, the Company believes that these non-GAAP financial measures are useful to investors because such measures are frequently used by securities analysts to measure a company’s operating performance without regard to certain items, such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company. However, the Company’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

EBITDA, Adjusted EBITDA, Adjusted net income, Pro-forma diluted earnings per share, Pro-forma diluted shares outstanding and Adjusted diluted earnings per share are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, earnings per share or any other performance measures derived in accordance with GAAP.

Conference Call Information

The Company will be hosting a conference call February 11, 2008 at 8:00 A.M. eastern standard time to discuss these results and the outlook for 2008. Participants can access the call by dialing (877) 681-3373 (within the United States and Canada), or (719) 325-4904 (International callers). A live web cast of the conference call as well as a replay will be available on the Company’s corporate web site at http://ir.virtualrad.com under “Events and Presentations.” A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 P.M. eastern standard time on Monday, February 18, 2008. To access the replay, dial 888-203-1112 (within the United States and Canada), or 719-457-0820 (international callers) and enter the conference ID number 4651203.

Contact

John Waelti

Director of Investor and Public Relations

(952) 392-1196

About Virtual Radiologic

Virtual Radiologic Corporation (http://www.virtualrad.com) provides teleradiology solutions to radiology practices and medical centers throughout the United States. Utilizing market-leading, proprietary workflow technology, Virtual Radiologic’s predominantly U.S.-based physicians perform preliminary and final read interpretations for emergent and non-emergent needs - day or night, 365 days a year. Virtual Radiologic’s American Board of Radiology-certified radiologists are collectively licensed in all 50 states. Virtual Radiologic is Joint Commission-certified and serves hundreds of clients supporting more than 800 medical facilities.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our business and results of operations. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Virtual Radiologic Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, Virtual Radiologic Corporation undertakes no duty to update these forward-looking statements due to new information or as a result of future events.

SOURCE: Virtual Radiologic Corporation

http://www.virtualrad.com

(1)              Adjusted EBITDA consists of net income excluding the effects of income tax expense, non-controlling interest, interest expense (income), net, depreciation and amortization and non-cash stock-based compensation expense. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to Adjusted EBITDA.

(2)              Adjusted net income consists of net income (loss) available to common stockholders excluding the effects of non-controlling interest, non-cash stock-based compensation and non-recurring financing charges. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to Adjusted net income.

(3)              Pro-forma diluted earnings per share consists of Adjusted net income divided by Pro-forma diluted shares outstanding. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to Pro-forma diluted earnings per share.

(4)              Same-site volume growth measures the percentage increase in the number of reads over the comparable prior year period generated by a facility that has been under contract for at least three months at the beginning of the measurement period and remains a customer throughout that period.

VIRTUAL RADIOLOGIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenue	$22,945	$16,165	$86,243	$54,099

Operating costs and expenses
Professional services	11,173	8,118	43,607	29,973
Sales, general and administrative	8,781	7,105	30,918	22,270
Depreciation and amortization	787	410	2,488	1,351
Total operating costs and expenses	20,741	15,633	77,013	53,594

Operating income	2,204	532	9,230	505

Other (expense) income
Interest expense	(1,938)	(9)	(2,380)	(37)
Interest income	199	54	451	254
Total other (expense) income	(1,739)	45	(1,929)	217
Income before non-controlling interest and income tax	465	577	7,301	722

Non-controlling interest (income) expense	(2,108)	(260)	(17)	25
Income before income tax expense (benefit)	2,573	837	7,318	697

Income tax expense (benefit)	1,288	(453)	3,867	1,226
Net income (loss)	1,285	1,290	3,451	(529)

Cash dividends paid Preferred	—	—	(13,596)	—
Series A Cumulative Redeemable Convertible
Preferred Stock decretion (accretion)	14,942	6,845	(10,127)	(11,437)
Net income (loss) available to common stockholders	$16,227	$8,135	$(20,272)	$(11,966)

Earnings (loss) per common share
Basic	$1.28	$0.79	$(2.31)	$(1.80)
Diluted	$0.08	$0.10	$(2.31)	$(1.80)
Weighted average common shares outstanding
Basic	12,695	6,708	8,762	6,640
Diluted	15,396	12,923	8,762	6,640

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Adjusted EBITDA(1)	$4,028	$1,174	$16,091	$5,387
Adjusted net income(1)	$2,150	$1,262	$10,172	$3,027
Pro-forma diluted earnings per share(1)	$0.14	$0.10	$0.74	$0.24
Pro-forma diluted shares outstanding(1)	15,396	12,923	13,695	12,803

(1) See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to the non-GAAP financial measures presented in this table.

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS

(Unaudited)

(in thousands, except per share data)

The following table reconciles the GAAP financial measure of Net income (loss) to the non-GAAP supplemental financial measure of Adjusted EBITDA which excludes the effects of income tax expense, non-controlling interest, interest expense (income), net, depreciation and amortization and non-cash stock-based compensation expense.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Reconciliation of Net income (loss) to Adjusted EBITDA:

Net income (loss)	$1,285	$1,290	$3,451	$(529)
Interest (expense) income, net	(1,739)	45	(1,929)	217
Income tax expense (benefit)	1,288	(453)	3,867	1,226
Depreciation and amortization	787	410	2,488	1,351
EBITDA	5,099	1,202	11,735	1,831
Non-controlling interest (income) expense	(2,108)	(260)	(17)	25
Physician non-cash stock-based compensation	759	166	3,687	3,416
Employee non-cash stock-based compensation	278	66	686	115
Adjusted EBITDA(1)	$4,028	$1,174	$16,091	$5,387

(1) Adjusted EBITDA as presented herein for the year ended December 31, 2006 excludes other non-recurring expenses of $683,000 as previously reported in Virtual Radiologic’s registration statement on Form S-1.

The following table reconciles the GAAP financial measure of Net income (loss) available to common stockholders to the non-GAAP supplemental financial measure of Adjusted net income which excludes the effects of non-controlling interest, non-cash stock-based compensation expense, non-recurring financing charges, preferred cash dividends paid and Series A Cumulative Redeemable Convertible Preferred Stock accretion, and presents the related Pro-forma diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Reconciliation of Net income (loss) available to common stockholders to Adjusted net income:

Net income (loss) available to common stockholders	$16,227	$8,135	$(20,272)	$(11,966)
Non-controlling interest (income) expense	(2,108)	(260)	(17)	25
Physician non-cash stock-based compensation	759	166	3,687	3,416
Employee non-cash stock-based compensation	278	66	686	115
Non-recurring financing charges	1,936	—	2,365	—
Preferred cash dividends paid	—	—	13,596	—
Series A Cumulative Redeemable Convertible
Preferred Stock (decretion) accretion	(14,942)	(6,845)	10,127	11,437
Adjusted net income	$2,150	$1,262	$10,172	$3,027

Pro-forma diluted earnings per share	$0.14	$0.10	$0.74	$0.24

Reconciliation of Weighted average common shares outstanding to Pro-forma diluted shares outstanding:

Diluted weighted average common shares outstanding	15,396	12,923	8,762	6,640
Weighted average Series A Preferred Stock outstanding	—	—	3,150	3,627
Common share equivalents	—	—	1,783	2,536
Pro-forma diluted shares outstanding	15,396	12,923	13,695	12,803

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS - CONTINUED

(Unaudited)

(in thousands, except per share data)

Year Ended
December 31,
2008

Net income available to common stockholders	$10.2 - $10.5
Non-controlling interest	0.2 - 0.4
Depreciation and amortization	3.8 - 4.0
Interest income, net	(1.4) - (1.8)
Income tax expense	8.8 - 9.7
EBITDA	21.6 - 22.8
Physician non-cash stock-based compensation	2.4 - 2.8
Employee non-cash stock-based compensation	1.0 - 1.4
Adjusted EBITDA	$25.0 - $27.0

Net income available to common stockholders	$10.2 - $10.5
Non-controlling interest	0.2 - 0.4
Physician non-cash stock-based compensation	2.4 - 2.8
Employee non-cash stock-based compensation	1.0 - 1.4
Preferred cash dividends paid	—
Series A Cumulative Redeemable Convertible
Preferred Stock accretion	—
Adjusted net income	$13.8 - $15.1

Net income available to common stockholders	$0.59 - $0.61
Non-controlling interest	0.01 - 0.02
Physician non-cash stock-based compensation	0.14 - 0.16
Employee non-cash stock-based compensation	0.06 - 0.08
Preferred cash dividends paid	—
Series A Cumulative Redeemable Convertible
Preferred Stock accretion	—
Adjusted diluted earnings per share	$0.80 - $0.87

Diluted weighted average shares outstanding(1)	17.3

(1) Diluted weighted average shares outstanding for the full year 2008 are calculated using the treasury stock method in accordance with GAAP based on forecast assumptions made by the Company. The diluted weighted average shares outstanding for 2008 increased significantly over 2007 Pro-forma diluted shares outstanding due to the shares sold in the Company’s initial public offering in November 2007. See “Notes Regarding the use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to the Pro-forma diluted shares outstanding.

VIRTUAL RADIOLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED OPERATING DATA

(Unaudited)

	As of December 31,
	2007	2006
	(in thousands)

Cash and cash equivalents	$33,487	$5,958
Accounts receivable, net	12,486	9,036
Other current assets	5,164	4,675
Non-current assets	8,378	5,980
Total assets	$59,515	$25,649

Current liabilities	$8,930	$8,012
Non-current liabilities	247	520
Total liabilities	9,177	8,532
Non-controlling interest	8	25
Series A Cumulative Redeemable Convertible Preferred Stock	—	51,527
Total stockholders’ equity (deficiency)	50,330	(34,435)
Total liabilities and stockholders’ equity (deficiency)	$59,515	$25,649

	As of December 31,
	2007	2006
Affiliated radiologists providing services	112	72
Affiliated radiologists under contract	132	91
Customers	469	374
Hospitals and other medical facilities served	804	663

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Total reads	453,280	309,151	1,691,859	1,033,527
Percentage growth over prior year period	47%	100%	64%	103%
Same site volume growth(1)	21%	23%	18%	20%
Percentage of revenue from final reads	23%	22%	24%	19%

(1) Same-site volume growth is calculated as the percentage increase in the number of reads over the comparable prior year period generated by a facility that has been under contract for at least three months at the beginning of the measurement period and remains a customer throughout that period.